Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tenable Holdings, Inc. 2018 Equity Incentive Plan and the Tenable Holdings, Inc. 2018 Employee Stock Purchase Plan of our report dated March 1, 2019, with respect to the consolidated financial statements of Tenable Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tysons, Virginia
March 1, 2019